Exhibit 16.1
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Letterhead of Evans Gaither & Associates, PLLC
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August 15, 2005


U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On August 15, 2005, this Firm received a draft copy of a Form 8-K to be filed by TS Electronics, Inc. (Company) (SEC File # 0-29523, CIK #1010549) reporting an
Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4 disclosures which we read.

Yours truly,

 /s/ Evans Gaither & Associates, PLLC
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Evans Gaither & Associates, PLLC
Oklahoma City, Oklahoma